Exhibit 3.126

RESTATED BY-LAWS

OF

OMAR MINING COMPANY

(As Amended and Restated on August 15, 1974)

ARTICLE I

Vote of Stockholder.

1.1 Written Agreement. Whenever a vote of the Stockholder is required or permitted to be taken in connection with any corporate action, the vote shall be dispensed with upon the Stockholder’s agreeing in writing to such corporate action being taken.

1.2 Agreement in Lieu of Annual Meeting. In lieu of an annual meeting for the election of Directors and transaction of other appropriate business, an agreement pursuant to Section 1.1 above shall be executed each year by the Stockholder as of the last Wednesday in May if that day is not a legal holiday. If it is, then such agreement shall be executed as of the next succeeding day not a legal holiday.

ARTICLE II

Directors.

2.1. General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors, and, except as otherwise expressly provided by law, the Certificate of Incorporation or these By-laws, all of the powers of the Corporation shall be vested in such Board.

2.2 Number of Directors. The Board of Directors shall be three in number. [Handwritten change to read: “The Number of Directors shall be one or more.” - Amended 5/29/91]

2.3 Election and Removal of Directors; Quorum.

(a) Directors shall be elected annually by the Stockholder to succeed those Directors whose terms have expired and to fill any vacancies then existing.

(b) Directors shall hold their offices for terms of one year and until their successors are elected and qualified. Any Director may be removed from office by a vote of the Stockholder.

(c) Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board, and the term of office of any Director so elected shall expire on the date fixed for the expiration of the term of office of the Director to which such Director was so elected.

(d) A majority of the number of Directors elected and serving at the time of any meeting shall constitute a quorum for the transaction of business. The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Less than a quorum may adjourn any meeting.

2.4 Meetings of Directors.

(a) Meetings of the Board of Directors shall be held at such places within or without the State of Virginia as the Board may designate.

(b) An annual meeting of the Board of Directors shall be held in each year on the last Wednesday in May at 9:55 a.m., if that day is not a legal holiday. If it is, the meeting shall be held on the next succeeding day not a legal holiday. Other meetings of the Board of

Directors shall be held at times fixed by resolution of the Board, or upon call of the President or any two of the Directors.

(c) The Secretary or officer performing the Secretary’s duties shall give not less than twenty-four hours’ notice by letter, telegraph or telephone of all meetings of the Board of Directors, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting.

2.5 Compensation. By resolution of the Board, Directors may be allowed a fee and expenses for attendance at all meetings, as well as other privileges. But nothing herein shall preclude Directors from serving the Corporation in other capacities and receiving compensation for such other services.

2.6 Committees.

(a) The Board of Directors, by resolution duly adopted, may establish an Executive Committee, a Finance Committee, and such other standing or special committees of the Board as it may deem advisable; and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

(b) Regular and special meetings of any Committee established pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these By-laws for regular and special meetings of the Board of Directors.

(c) A majority of the members of any Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

2.7 Written Agreement. Whenever the vote of Directors at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of such Directors may be dispensed with if all the Directors shall agree in writing to such corporate action being taken.

ARTICLE III

Officers.

3.1 Election of Officers; Terms. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer. Other officers, including a Chairman of the Board, one or more Vice-Presidents (whose seniority and titles, including Executive Vice-Presidents and Senior Vice-Presidents, may be specified by the Board of Directors), and assistant and subordinate officers, may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are elected. The President shall be chosen from among the Directors. Any two officers may be combined in the same person as the Board of Directors may determine, except that the President and Vice-President (if any) may not be the same person.

3.2 Removal of Officers; Vacancies. Any officer of the corporation may be removed summarily with or without cause, at any time, by the Board of Directors. Vacancies may be filled by the Board of Directors.

3.3 Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

3.4 Compensation. The Board of Directors shall have authority to fix the compensation of all officers of the Corporation.

ARTICLE IV

Capital Stock.

4.1 Certificates. The shares of capital stock of the Corporation shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law.

4.2 Lost, Destroyed and Mutilated Certificates. Holders of the stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

4.3 Transfer of Stock. The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person or by attorney on surrender of the Certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

ARTICLE V

Miscellaneous Provisions.

5.1 Seal. The seal of the Corporation shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved the word “Seal” and the name of the Corporation.

5.2 Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless changed by resolution of the Board.

5.3 Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

5.4 Amendment of By-laws. These By-laws may be amended, altered or repealed by vote of the Stockholder.

5.5 Voting of Stock Held. Unless otherwise provided by resolution of the Board of Directors, the President may from time to time appoint an attorney or attorneys or agent or agents of this Corporation, in the name and on behalf of this Corporation, to cast the vote which this Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by this Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the President shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of this Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment the President may himself attend any meetings of the holders of stock or other securities of any such other corporation and there vote or exercise any or all power of this Corporation as the holder of such stock or other securities of such other Corporation.

OMAR MINING COMPANY

CONSENT OF DIRECTORS IN LIEU OF SPECIAL MEETING

AUGUST 26, 1996

The undersigned, being all the Directors of Omar Mining Company (the Corporation), and acting pursuant to Section 31-1-73 of the Code of West Virginia in lieu of holding a special meeting, hereby agree to the adoption of the following resolution as of the above date:

RESOLVED that Article III Section 9 of the By-Laws of the Corporation is hereby amended and restated in its entirety to read as follows:

(a) If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors:

(1) the shareholder may fill the vacancy;

(2) the board of directors may fill the vacancy; or

(3) if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

(b) If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

(c) A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date under section 8.07(b) of the Model Business Corporation Act [1984] or otherwise) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

/s/ SAMUEL R. KITTS	/s/ BENNETT K. HATFIELD
Samuel R. Kitts	Bennett K. Hatfield

OMAR MINING COMPANY

CONSENT OF DIRECTORS IN LIEU OF SPECIAL MEETING

OCTOBER 29, 2001

The undersigned, being all the Directors of Omar Mining Company (the “Corporation”), and acting pursuant to Section 31-1-73 of the Code of West Virginia in lieu of holding a special meeting, hereby agree to the adoption of the following resolution as of the above date:

RESOLVED that the By-laws of the Corporation are hereby amended so as to change the fiscal year of the Corporation from November 1 through October 31 to a calendar year (January 1 through December 31) to be effective as of January 1, 2002.

/s/ SAMUEL R. KITTS
Samuel R. Kitts

/s/ BENNETT K. HATFIELD
Bennett K. Hatfield

OMAR MINING COMPANY

CONSENT OF STOCKHOLDER IN LIEU OF ANNUAL MEETING

MAY 29, 1991

The undersigned, being the sole holder of all the outstanding capital stock of Omar Mining Company (the Corporation), and acting pursuant to Section 31-1-73 of the Code of West Virginia in lieu of holding the annual meeting, hereby agrees to the adoption of the following resolutions as of the above date:

RESOLVED, that the actions of the Board of Directors of the Corporation, as recorded in the minutes of its meetings held since the last Annual Meeting of the Stockholder, be and they hereby are approved; and

RESOLVED FURTHER, that the By-Laws of the Corporation be amended to reflect a change in the number of Directors and therefore Article II, Section 2.2 is amended to read:

Number of Directors. The number of Directors shall be one or more.

AND RESOLVED FURTHER, that James Slater, and Wm. Blair Massey are hereby elected Directors of the Corporation, to serve until the next Annual Meeting of the Stockholder and until their successors have been elected.

A. T. MASSEY COAL COMPANY, INC.

By:	/s/ DON L. BLANKENSHIP
Don L. Blankenship, President

OMAR MINING COMPANY

CONSENT OF DIRECTORS IN LIEU OF SPECIAL MEETING

NOVEMBER 20, 2004

The undersigned, being all of the Directors of Omar Mining Company, a West Virginia corporation (the “Corporation”), and acting pursuant to Article 8, Section 821 of the West Virginia Business Corporation Act in lieu of holding a special meeting, hereby agree to the adoption of the following resolution as of the above date:

WHEREAS, the general policy of the Bureau of Alcohol, Tobacco, Firearms and Explosives (the “BATFE”) is that corporate officers and directors are deemed to be “Responsible Persons” in a corporation’s applications for explosives permits and licenses and are, therefore, required to provide their photographs and fingerprints with each application;

WHEREAS, the officers of the Corporation, and not its Directors, are responsible for the day-to-day operations of the Corporation, including matters involving the purchase and use of explosives;

WHEREAS, several of the officers of the Corporation generally are not involved in the day-to-day operations of the Corporation (including matters involving the purchase and use of explosives) and do not have their offices located on the premises of the Corporation (the “Non-operational Officers”);

WHEREAS, the Corporation desires to amend its By-Laws to establish that the authority to direct the purchase and use of the explosives by the Corporation is vested in the officers of the Corporation, other than the Non-Operational Officers.

NOW, THEREFORE, BE IT RESOLVED that Section 3.3 of the By-Laws of the Corporation, entitled “Duties” is hereby deleted in its entirety and replaced with the following:

3.3 Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors. The officers shall have the authority to direct the day-to-day operations of the Corporation, including matters involving the purchase and use of explosives; provided, however, that any officer who is not involved in the day-to-day operations of the Corporation and whose office is not located on the premises of the Corporation, shall not have authority to direct the purchase or use of explosives. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

/s/ BAXTER F. PHILLIPS, JR.
Baxter F. Phillips, Jr.

/s/ JEFFREY W. WALKUP
Jeffrey W. Walkup